                                                                     EXHIBIT 4.2
                                                                     -----------

                             STILWELL FINANCIAL INC.

                        OFFICERS' CERTIFICATE PURSUANT TO
            SECTION 201, SECTION 203 AND SECTION 301 OF THE INDENTURE
                      ESTABLISHING TERMS AND PROVISIONS OF
                           7.00% SENIOR NOTES DUE 2006

                                November 6, 2001

                      ------------------------------------

        1. Each of the undersigned, Daniel P. Connealy, being the duly appointed Chief Financial Officer of Stilwell Financial Inc., a Delaware corporation (the "Company"), and Gwen Royle, being Vice President - Legal and
                  -------
Corporate Secretary of the Company, does hereby certify pursuant to the authority delegated to the undersigned pursuant to resolutions adopted on October 4, 2001 by the Board of Directors of the Company (the "Board") (a copy
                                                               -----
of such resolutions which is attached hereto as Exhibit I), that, pursuant to
                                                ---------
Section 301 of the Indenture, dated as of November 6, 2001 (the "Indenture"),
                                                                 ---------
between the Company and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), a series of senior debt securities of
                              -------
the Company is hereby established with the terms and provisions set forth below. Unless otherwise defined herein, capitalized terms used herein have the meanings given thereto in the Indenture.

        (1) The title of such series of debt securities is the "7.00% Senior Notes due 2006" (the "Notes").
                              -----

        (2) The aggregate principal amount that may be authenticated and delivered under the Indenture is unlimited. The Notes need not all be issued at the same time and such series of Notes may be reopened, without the consent of the Holders, for issuances of additional Notes of such series.

        (3) The Stated Maturity of the Notes is November 1, 2006.

        (4) The Notes shall bear interest at 7.00% per annum from November 6, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on May l and November 1 of each year (each, an "Interest Payment Date"), commencing
                                           ---------------------
        May 1, 2002, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest,
                                     -------------------
        which shall be the April 16 and October 17 (as the case may be), whether or not a Business Day, immediately preceding such Interest Payment Date. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full six-month interest period, on the basis of the actual number of days elapsed in such period.

        (5) The Company hereby designates as Places of Payment for the Notes the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

        (6) The Note are not redeemable.

        (7) The Company shall have no obligation to redeem, repay or purchase the Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

        (8) The Notes are issuable in denominations of $1,000 and any integral multiples of $1,000.

        (9) The Trustee, at its Corporate Trust Office, is hereby initially appointed Security Registrar and Paying Agent for the Notes.

        (10) The aggregate principal amount of the Notes then Outstanding shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 under the Indenture.

        (11) Payment of principal of and interest on the Notes will be made in Dollars.

        (12) NOT APPLICABLE.

        (13) Holders of the Notes shall not have the option to receive payments of principal of or interest on the Notes in Currencies other than the Dollar.

        (14) Other than as set forth in this Officers' Certificate, there are no other provisions granting special rights to the Holders of the Notes.

        (15) The Events of Default set forth in Section 501 of the Indenture (other than the Event of Default set forth in Section 501(3) of the Indenture, which shall not be applicable to the Notes) and the covenants set forth in Article Ten of the Indenture will apply to the Notes. In addition, solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Indenture), the following covenant shall be added to, and shall be deemed a part of, Article Ten of the Indenture:

                           "SECTION 1007. Limitation on Liens. The Company will
                  not, and it will not cause or permit any of its subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, deed of trust or other lien on any voting stock or profit participating equity interests of Janus Capital Corporation ("Janus") or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of Janus, without providing that the Notes (together with, if the Company shall so determine, any other indebtedness of, or guarantee by, the Company ranking equally with the Notes and existing as of the date hereof or hereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, deed of trust or other lien on the voting stock or profit participating equity interests of Janus; provided that this Section 1007 shall not limit the Company's ability or the ability of the Company's subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the shares of common stock of Janus."

        (16) The Notes shall be issued as one or more Registered Securities in permanent global form without coupons. The Company initially appoints The Depository Trust Company, New York, New York ("DTC"), to act as the
                                                           ---
        depositary with respect to the Notes.

        (17) NOT APPLICABLE.

        (18) Interest on the Notes that is payable on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date for such interest, which
                                 -------------------
        shall be the April 16 and October 17 (as the case may be), whether or not a Business Day, immediately preceding such Interest Payment Date.

        (19) Section 1402 (Defeasance and Discharge) and Section 1403 (Covenant Defeasance) shall apply to the Notes, in accordance with the provisions, terms and conditions set forth in Article Fourteen.

        (20) NOT APPLICABLE.

        (21) The Notes do not provide for the payment of any Additional Amounts.

        (22) NOT APPLICABLE.

        (23) NOT APPLICABLE.

        (24) With respect to any action or consent to be taken pursuant to the terms of the Indenture, Holders of the Notes shall vote as one class with Holders of Securities of all other series issued or to be issued under the Indenture.

        2. The Notes will be evidenced by a Security in global form in substantially the form attached hereto as Exhibit II, with such appropriate
                                          ----------
insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of the Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officer executing such global Security on behalf of the Company, as evidenced by the execution of such global Security by such Officer. In the event that certificated Notes (the "Certificated Notes") are issued in exchange for the
                         ------------------
global Security, the form of certificate evidencing each Certificated Note shall be in substantially the form of the attached global Security, with such changes as are necessary to evidence the Notes in definitive form rather than as a global Security.

                  IN WITNESS WHEREOF, I have executed this certificate this 6/th/ day of November, 2001.

                                                 /s/ Daniel P. Connealy
                                          --------------------------------------
                                          Name:  Daniel P. Connealy
                                          Title: Chief Financial Officer

                                                 /s/ Gwen Royle
                                          --------------------------------------
                                          Name:  Gwen Royle
                                          Title: Vice President - Legal and
                                                 Corporate Secretary

                                                                       EXHIBIT I
                                                                       ---------

                        OCTOBER 4, 2001 BOARD RESOLUTIONS
                        ---------------------------------

        WHEREAS, Stilwell Financial Inc. (the "Corporation") and Janus Capital Corporation ("Janus") are parties to each of the 364 Day Competitive Advance and Revolving Credit Facility Agreement ("364-Day Agreement") and a Five Year Competitive Advance and Revolving Credit Facility Agreement ("Five-Year Agreement"), each with certain lenders party thereto ("Lenders") and Citibank, N.A. as administrative agent, The Chase Manhattan Bank as syndication agent and Wells Fargo Bank West, N.A. as documentation agent (the 364-Day Agreement together with the Five-Year Agreement, collectively, the "Credit Agreements") pursuant to which the Lenders have agreed to make loans to the Corporation in the aggregate principal amount of $350,000,000 and to Janus in the aggregate principle amount of up to $250,000,000;

        WHEREAS, the commitments of the Lenders under the 364-Day Agreement are scheduled to terminate on December 6, 2001;

        WHEREAS, in anticipation of Thomas H. Bailey's exercise of his right to sell the Corporation to the remainder of his holdings of Janus common stock prior to the end of 2001 and the obligation of the Corporation to honor puts by holders of the Corporation's Liquid Yield Option Notes which may occur in April of 2002, the Corporation will need the continued availability of the credit under the 364-Day Agreement and the ability to issue additional debt;

        WHEREAS, the Board of Directors has discussed the issuance of certain medium term debt pursuant to the Corporation's shelf registration statement on Form S-3 (SEC File No. 333-69578) to be evidenced by notes with an aggregate principal amount of up to $500,000,000 (the "Term Notes");

        WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation to issue the Term Notes, amend the Credit Agreements to permit the issuance of the Term Notes and renew the commitments under the 364-Day Agreement for another 364 days at this time;

        WHEREAS, the Board of Directors has reviewed the terms of proposed amendments to the Credit Agreements (the "Amendments).

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation deems it to be advisable and in the best interests of the Corporation and its stockholders that the Corporation enter into the Amendments and issue the Term Notes.

     FURTHER RESOLVED, that the Amendments, with such changes as the Authorized Officers (as defined below) may deem necessary or appropriate, and the other transactions contemplated thereby are approved and authorized in all respects, including, without limitation, for purposes of the General Corporation Law of the State of Delaware, such approval to be conclusively established by execution of the applicable documentation by Landon H. Rowland, Joseph D. Monello, Danny
R. Carpenter, Daniel P. Connealy or Gwen E. Royle (collectively, the "Authorized Officers").

     FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver all such agreements and instruments as may be required to effect the Amendments, and issue the Term Notes including, without limitation, engagement letters with one or more underwriters, with such terms and conditions as the Authorized Officers may deem necessary or appropriate.

     FURTHER RESOLVED, solely for purposes of Section 2(a)(41) of the Investment Company Act of 1940, the "value" of the Company's assets, other than the shares of DST Systems, Inc., is hereby determined to be at least $2.9 billion.

     FURTHER RESOLVED, that the Authorized Officers of this Corporation be, and each of them hereby is, authorized and empowered to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, guarantees, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

     FURTHER RESOLVED, that all acts and actions of the Authorized Officers of this Corporation heretofore undertaken or performed for the purpose of carrying out the intent of the foregoing resolutions be and the same are hereby ratified, confirmed and approved.

                                                                      EXHIBIT II
                                                                      ----------

                               FORM OF GLOBAL NOTE
                               -------------------

CUSIP NO.: 860831AD8
No. 1


                           7.00% Senior Notes due 2006
                                  $400,000,000

                             STILWELL FINANCIAL INC.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Stilwell Financial Inc., a Delaware corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture
     -------
hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $400,000,000 on November 1, 2006 (the "Maturity Date") and to pay interest thereon from November 6, 2001, or from
      -------------
the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, semiannually on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing May 1, 2002, at 7.00% per
                ---------------------
annum until the principal hereof is paid or duly provided for.

         Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including November 6, 2001, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "Holder") in whose name this Note (or one or more predecessor
             ------
Securities) is registered at the close of business on
the April 16 and October 17 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Any such
                                               -------------------
interest not so punctually paid or duly provided for ("Defaulted Interest") will
                                                       ------------------
forthwith cease to be payable to the Holder on such Regular Record Date and may either (1) be paid to the Person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the
                                                 -------------------
payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been given to the Holder of this Note not less than ten days prior to such Special Record Date, or (2) be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         For purposes of this Note, "Business Day" means each Monday, Tuesday,
                                     ------------
Wednesday, Thursday and Friday that is not a day on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close

         Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

         General. This Note is one of a duly authorized issue of securities
         -------
(herein called the "Securities") of the Company, issued under an Indenture, dated as of November 6, 2001 (the "Indenture"), between the Company and The
                                   ---------
Chase Manhattan Bank, a New York banking corporation, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture
     -------
with respect to a series of which this Note is a part). Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This
Note is one of a duly authorized series of Securities designated as "7.00% Senior Notes due 2006" (collectively, the "Notes").
                                           -----

         Events of Default. If an Event of Default with respect to the Notes
         -----------------
shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         Modification and Waivers; Obligations of the Company Absolute. The
         -------------------------------------------------------------
Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes, subject to certain exceptions set forth in the Indenture. Such amendments may be effected under the Indenture at any time with the consent of the Holders of not less than a majority in principal amount of all Notes then Outstanding issued under the Indenture and affected thereby, subject to certain exceptions set forth in the Indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes at such time Outstanding, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of the Notes then Outstanding to waive on behalf of all of the

Holders of such Notes certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Defeasance and Covenant Defeasance. The Indenture contains provisions
         ----------------------------------
for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         Authorized Denominations. The Notes are issuable only in registered
         ------------------------
form without coupons in denominations of $1,000 or any integral multiple of $1,000.

         Registration of Transfer or Exchange. As provided in the Indenture and
         ------------------------------------
subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon presentation of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

         This Note is a Global Security. If the depositary with respect to the Notes (which shall initially be DTC) is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in definitive registered form without coupons, in any authorized denominations, of like tenor, in an aggregate principal amount equal to the principal amount of the Registered Securities in global form (the "Registered Global Note"), in exchange for such Registered Global Note(s). In addition, the Company may at any time and in its sole discretion determine that the Notes will no longer be represented by Registered Global Notes and, in such event, will issue Notes in definitive registered form, in such tenor, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered Global Notes representing such Notes, in exchange for such Registered Global Notes. In any such instance, an owner of a beneficial interest in a Registered Global Note will be entitled to physical delivery in definitive registered form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive registered form will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Defined Terms. Unless otherwise defined in this Note, all capitalized
         -------------
terms used in this Note shall have the meanings assigned to them in the Indenture.

         Governing Law. This Note shall be governed by and construed in
         -------------
accordance with the law of the State of New York, without regard to principles of conflicts of laws.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                   * * * * * *

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date hereof.



Dated: November 6, 2001                              STILWELL FINANCIAL INC.



                                                     By:  ______________________
                                                          Name:
                                                          Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture


THE CHASE MANHATTAN BANK,
     as Trustee

By:  ________________________
        Authorized Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of Stilwell Financial Inc. The agent may substitute another to act for him.


________________________________________________________________________________

Date:______________________


                                             Your Signature:



                                             ___________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)

                                             Signature guarantee: